UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2020
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Lonestar Resources US Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Boland Street, Suite 301 Fort Worth, Texas (Address of principal executive offices)	76107 (Zip Code)

Registrant’s telephone number, including area code: (817) 921-1889
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.001 per share	LONE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

    As previously disclosed, on September 30, 2020, Lonestar Resources US Inc., a Delaware corporation (the “Company”), and certain of its direct and indirect wholly-owned subsidiaries filed voluntary petitions with the United States Bankruptcy Court for the Southern District of Texas seeking relief under chapter 11 of title 11 of the United States Code. The chapter 11 cases are being administered under the caption “In re: Lonestar Resources US Inc., et al.,” Case No. 20-34805 (DRJ) (the “Chapter 11 Cases”).

    On October 1, 2020, the Company received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) that as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b), and IM-5101-1, the staff of Nasdaq has determined that the Company’s securities will be suspended from trading on Nasdaq at the opening of business on October 12, 2020, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”) on such date, which will remove the Company’s securities from listing and registration on Nasdaq.

    As previously disclosed, on August 17, 2020, the Company received a letter from the Listing Qualifications staff of Nasdaq notifying the Company that it was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Select Market in accordance with Nasdaq Listing Rule 5450(b)(1)(A), an additional and separate basis for delisting. As of August 17, 2020, the Company did not meet the alternative compliance standards relating to the market value of publicly held shares and the amount of total assets and total revenues. Additionally, as previously disclosed, on April 20, 2020, Nasdaq previously notified the Company that it did not meet the $1.00 minimum bid price for the last 30 consecutive business days as required by Nasdaq Listing Rule 5450(a)(1).

    The Company does not plan to appeal the Nasdaq staff’s determination to delist the Company’s common stock. After the Company’s common stock is delisted by Nasdaq, the Company intends to apply for listing on the OTCQX tier of the OTC Markets (the “OTCQX”). If the Company is successful in this listing, the Company anticipates that it would occur upon the effectiveness of the Chapter 11 Cases. There is no assurance that any market maker will decide to quote the Company’s common stock immediately following delisting by Nasdaq, or at all, and thus there is no assurance that the Company’s common stock will be eligible to trade on the OTCQX. The transition to over-the-counter markets will not affect the Company’s business or reporting requirements under the rules of the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONESTAR RESOURCES US INC.

Date: October 7, 2020                By:     /s/ Frank D. Bracken, III
Name:    Frank D. Bracken, III
Title:    Chief Executive Officer